UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2010

CRYOPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On September 10, 2010, CryoPort, Inc. (the “Registrant”) reconvened and concluded its 2010 Annual Meeting of the Stockholders (the “Annual Meeting”), which was previously adjourned on August 31, 2010 to allow the Registrant additional time to solicit proxies from stockholders in an effort to obtain the required vote to approve the third proposal listed below. At the Annual Meeting, the Registrant’s stockholders approved the first and second proposal listed below. The third proposal listed below was not approved because it did not receive the required vote of a majority of outstanding shares.  The final results for the votes regarding each proposal are set forth below.  The proposals are described in detail in the Registrant’s Proxy Statement.
1. Election of Directors.

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Carlton M. Johnson, Jr.	2,382,268	399,843	3,686,404
Adam M. Michelin	2,292,161	489,950	3,686,404
Larry G. Stambaugh	2,351,002	431,109	3,686,404
John H. Bonde	2,382,868	399,243	3,686,404
2. Ratify Appointment of KMJ Corbin and Company LLP as Registrant’s Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions
5,829,760	570,209	68,546
3. Approval of Amendment to Amended and Restated Articles of Incorporation to Create a Class of Undesignated Preferred Stock.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,020,486	710,750	50,875	3,686,404
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.
Date: September 15, 2010	By:	/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman